Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 12, 2014, in the Registration Statement (Form S-1/A No. 333-201212) and related Prospectus of Infraredx, Inc. dated January 14, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 14, 2015